UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

Ethan Allen Interiors Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the Company’s 2026 Annual Meeting of Stockholders.

On October 15, 2026, Ethan Allen issued the following press release.

Ethan Allen Files Investor Presentation Highlighting Focused Growth Plan, Fundamental Flaws in DGB’s Operating and Financial Assumptions

Highlights Ethan Allen's Deliberate Repositioning, Measurable Operating Progress and Strategy to Drive Profitable, Sustainable Growth with Accountable Board Oversight

Explains Why Ethan Allen's Nominees Have the Right Skillset to Oversee the Company's Strategy and CEO Succession

Details Why DGB's Financial Projections Rest on Unsubstantiated Operating Assumptions and Oversimplify Ethan Allen's Complex Vertically Integrated Business Model

Urges Shareholders to Vote "FOR" Ethan Allen's Five Highly Qualified Director Nominees on the BLUE Proxy Card

DANBURY, CT, October 15, 2026 (GLOBE NEWSWIRE) -- Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design company, manufacturer and retailer in the home furnishings marketplace, today announced that it filed an investor presentation with the Securities and Exchange Commission in connection with its 2026 Annual Meeting of Stockholders.

The presentation, which can be viewed here and posted at www.VoteEthanAllen.com, highlights Ethan Allen's deliberate repositioning and focused plan to deliver long-term profitable, sustainable growth. It details Ethan Allen’s progress against key priorities, including measurable improvements in key selling indicators, the financial strength of the business, including a debt-free balance sheet, as well as why the Company’s five highly qualified nominees bring the right experience and institutional knowledge to oversee the CEO succession and continued execution on the Company’s strategy.

The presentation also examines the assumptions underpinning DGB’s financial projections. DGB’s projections translate selected financial and industry data into significant revenue and profitability improvements without demonstrating how those outcomes would be achieved within Ethan Allen’s vertically integrated operating model. In particular, DGB does not substantiate the customer-acquisition, store-productivity, pricing, inventory, working capital and implementation assumptions required to deliver the growth it projects across trade, e-commerce and new design centers. Changes to pricing, product, inventory, digital channels and the retail footprint must be evaluated together with their effects on manufacturing, designer productivity, logistics, capital requirements and profitability. Ethan Allen believes shareholders should distinguish between identifying areas where performance can improve and demonstrating that a proposed strategy can actually produce the financial results claimed.

YOUR VOTE IS IMPORTANT!

For more information regarding Ethan Allen’s strategy and Board nominees, please visit:

www.VoteEthanAllen.com

Please refer to the BLUE proxy card for instructions on voting by internet, telephone, or mail. If you have questions or need assistance voting your shares, please contact our proxy solicitor:

GEORGESON, LLC
51 West 52nd Street, 6th Floor
New York, NY 10019

Shareholders, banks may call toll-free at (888) 717-2572

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategic and operating priorities, growth initiatives and strategies, technology investments, marketing plans, capital allocation, governance enhancements, the execution risk that may result by replacing the entire board and expectations for fiscal 2027 and beyond. These statements are subject to risks and uncertainties, including those described in Item 1A of the Company’s Annual Report on Form 10-K and in its other filings with the SEC, which could cause actual results to differ materially from those anticipated. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

About Ethan Allen

Ethan Allen (NYSE: ETD) is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Investor Relations Contacts

Ethan Allen Contact
Matt McNulty, Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

Investor Contact
Chris Hayden / Bill Fiske, Georgeson LLC
ethanallen@georgeson.com

Media Contact
Phil Denning / Gabriel Hasson, ICR LLC
ETD@icrinc.com

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